As filed with the Securities and Exchange Commission on March 3, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan
2015 Employee Stock Purchase Plan
(Full titles of the plans)

Jeffrey Stein, Ph.D.
President and Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jeffrey Stein, Ph.D. President and Chief Executive Officer Cidara Therapeutics, Inc. 6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121 (858) 752-6170

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2015 Equity Incentive Plan Common Stock, $0.0001 par value per share	1,353,539 shares (3)	$2.84	$3,844,051	$499
2015 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	338,384 shares (4)	$2.84	$961,011	$125

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 27, 2020.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Cidara Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2015 Plan. Pursuant to such provision, on January 1 of each calendar year through 2025, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to the lesser of: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Cidara Therapeutics, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2015 ESPP. Pursuant to such provision, on January 1 of each calendar year through 2025, the number of shares authorized for issuance under the 2015 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 490,336 shares; or (c) a lesser number of shares of Common Stock as is determined by the Board that is less than (a) and (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8
This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective.
The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on April 15, 2015 (File No. 333-203434), March 18, 2016 (File No. 333-210263), March 15, 2017 (File No. 333-216722), November 8, 2018 (File No. 333-228282) and May 9, 2019 (333-231326) are incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).

4.2
Certificate of Designation of Preferences, Rights, and Limitations of Series X Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 24, 2015).
4.4
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

4.5	Form of Warrant to Purchase Common Stock issued to Pacific Western Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed on October 3, 2016).
4.6	Form of Common Stock Purchase Warrant for First Private Placement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).
4.7	Form of Common Stock Purchase Warrant for Second Private Placement (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed on May 21, 2018).
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1
2015 Equity Incentive Plan and Form of Grant Notice, Stock Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-203434), filed on April 15, 2015).

99.2
2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-202740), as amended, originally filed on March 13, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 3, 2020.

CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and James Levine, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Jeffrey Stein, Ph.D. Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 3, 2020
/s/ James Levine James Levine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2020
/s/ Daniel D. Burgess Daniel D. Burgess	Chairman of the Board of Directors	March 3, 2020
/s/ Timothy R. Franson, M.D. Timothy R. Franson, M.D.	Member of the Board of Directors	March 3, 2020
/s/ David L. Gollaher, Ph.D. David L. Gollaher, Ph.D.	Member of the Board of Directors	March 3, 2020
/s/ Chrysa Mineo Chrysa Mineo	Member of the Board of Directors	March 3, 2020
/s/ Theodore R. Schroeder Theodore R. Schroeder	Member of the Board of Directors	March 3, 2020